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                                                                  EXHIBIT 10.20A

                                FIRST AMENDMENT
                               TO LOAN AGREEMENT

This Amendment Agreement to Loan Agreement (this "Agreement") dated this 5th day of February, 1997, by and between Image Entertainment, Inc. a California Corporation ("Borrower") and Union Bank of California, N.A. ("Bank").

Whereas, Borrower and Bank have previously entered into that certain Loan Agreement, dated December 17, 1996, ("The Loan Agreement"), pursuant to which Bank has agreed to make certain loans and advances to Borrower;

Whereas, Borrower has requested that Bank agree to amend certain provisions contained in the Loan Agreement; and

Whereas, Borrower and Bank have agreed and intend to hereby amend the Loan Agreement.

Now, therefore, the parties hereby agree as follows:

     1. Section 5.6 line eight (8) shall be changed from "greater than Ten Million Dollars ($10,000,000)"; "greater than Two Million Five Hundred Thousand Dollars ($2,500,000)".

     2. Except as modified hereby, the Loan Agreement shall remain otherwise unchanged and in full force and effect and this agreement shall be effective from the date hereof and shall have no retroactive effect whatsoever.

In Witness Whereof, Borrower has executed and delivered this agreement.

"Borrower"
Image Entertainment, Inc.



By:  /s/ Jeff M. Framer
     ------------------
     Jeff Framer, Chief Financial Officer



Accepted and effected this ___ day of February, 1997, at Bank's place of business in the City of Los Angeles, State of California.

"Bank"
Union Bank of California, N.A.


By:  /s/ Ronald L. Watterworth
     -------------------------
     Ronald L. Watterworth, Vice President

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